SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 29, 2007

SKINS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-51119	20-4711789
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1115 Broadway, 12th Floor New York, NY 10010
(Address of principal executive offices)

Registrant's telephone number, including area code:	(212) 561-5111

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02 (e)

On October 29, 2007, Skins Inc. (the “Company”) and Deborah A. Gargiulo executed an Executive Employment Agreement (the “Agreement”) in connection with the employment of Ms. Gargiulo as the Company’s Chief Financial Officer. Pursuant to the terms of the Agreement, the Company will employ Ms. Gargiulo for a period of three years with successive one-year automatic renewals unless either party provides 180-days’ advance notice of intent not to renew. The Company will pay Ms. Gargiulo an annual base salary of $200,000 with a bonus of up to 40% of the base salary at the discretion of the Board of Directors or its Compensation Committee. Ms. Gargiulo is also eligible to receive paid vacation and other benefits made available by the Company to its executives, including a monthly automobile allowance. The Company had also previously granted to Ms. Gargiulo 200,000 options exercisable at fair market value on the date of grant under the Company’s 2005 Incentive Plan.

If Ms. Gargiulo’s employment is terminated for cause, as defined in the Agreement, Ms. Gargiulo will receive that portion of any unpaid base salary that has been earned through the termination date and any accrued but unpaid vacation pay as well as any expense reimbursements due and owing to her. In the event Ms. Gargiulo is terminated without cause or she resigns with good reason, the Company will be entitled to severance pay from the company. The amount of the severance pay will be an amount equal to (i) nine months of her base pay if the termination of her employment occurs during the first year of employment under the Agreement, (ii) ten months of her base pay if termination of her employment occurs during the second year of employment under the Agreement, or (iii) eleven months of her base pay if the termination occurs during the third year of employment under the Agreement. The severance pay would be paid in accordance with the Company’s usual paydays during the applicable severance period. In addition, in the event of termination without cause or for good reason, she will receive all accrued base salary, bonus compensation to the extent earned, vested deferred compensation, any benefits under any plans of the Company in which she is a participant, accrued vacation pay and any as well as any expense reimbursements due and owing to her, all to the date of termination.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Executive Employment Agreement by and between Deborah A. Gargiulo and the Company dated October 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2007	SKINS INC.

/s/ Mark Klein
Name: Mark Klein
Title: Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Executive Employment Agreement by and between Deborah A. Gargiulo and the Company dated October 29, 2007.